Exhibit 10.1

AMENDMENT
TO THE
DONEGAL GROUP INC.
2021 EMPLOYEE STOCK PURCHASE PLAN

This Amendment is adopted this 21st day of July, 2022.

WHEREAS, Donegal Group Inc. (the “Company”) maintains the Donegal Group Inc, Employee Stock Purchase Plan (the “Plan”) for the benefit of employees of Donegal Mutual Insurance Company; and

WHEREAS, pursuant to Section 13 of the Plan, the Company has reserved the right to modify or amend the Plan; and

WHEREAS, the Company desires to amend the Plan to reflect certain changes to the maximum number of shares that a participant may purchase under the Plan.

NOW, THEREFORE, BE IT

RESOLVED, that the Plan is hereby amended as follows:

1.           Section 8 of the Plan is amended by the addition of the following paragraph at the end of Section 8:

Section 1.          Purchase of Shares.

At the end of each Subscription Period, this Plan shall be deemed to have granted to the participant an option for as many shares as he or she will be able to purchase with the amounts credited to his or her Plan Account during his or her participation in that Subscription Period. Notwithstanding the foregoing, no participant may purchase more than 3,000 shares of stock during any single Subscription Period. This number may be adjusted as permitted pursuant to Section 12 of the Plan.

*          *          *          *

IN WITNESS WHEREOF, Donegal Group Inc. has caused this Amendment to be executed as of the date first set forth above.

DONEGAL GROUP INC.

By:	/s/ Kevin G. Burke
Kevin G. Burke
President & Chief Executive Officer